Exhibit 2.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AT THE TIME OF TRANSFER OR IS OTHERWISE PERMITTED BY SECTION 312 OF THE INDENTURE. TRANSFER OF THIS SECURITY IS SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 312 OF THE INDENTURE DATED AS OF JUNE 30, 1994 BETWEEN ROBBINS & MYERS, INC. AND PNC BANK, OHIO, NATIONAL ASSOCIATION, A COPY OF WHICH WILL BE MAILED TO THE HOLDER OF THIS SECURITY WITHIN FIVE DAYS AFTER A WRITTEN REQUEST THEREFOR IS DELIVERED TO PNC BANK, OHIO, NATIONAL ASSOCIATION AT 201 E. 5TH STREET, CINCINNATI, OHIO 45201-1198.


                   ROBBINS & MYERS, INC.

         SENIOR SUBORDINATED EXTENDIBLE RESET NOTE


Registered Number:  R-1    Registered Dollars $50,000,000.00

     Robbins & Myers, Inc., a Delaware corporation (herein called the "Company," which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to EAGLE SERVICE CORPORATION OF DELAWARE, a Delaware corporation, or registered assigns, the principal sum of FIFTY MILLION DOLLARS on June 30, 1998, or, if Company exercises its option to extend the maturity of all or a portion of this Security for an additional three year period, on June 30, 2001, at the office or agency of the Company referred to below, and to pay interest thereon on December 31, 1994 and semi-annually thereafter on June 30 and December 31 in each year, from June 30, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum set forth on the reverse hereof, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities plus 2.0% from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date of such interest, which shall be the June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Any such interest not so punctually paid or duly provided for on any Interest Payment Date, and interest on such defaulted interest (to the extent lawful) shall be paid at the rate to the Holder on such Regular Record Date; and such defaulted interest and interest on such defaulted interest (to the extent lawful) may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of Cincinnati, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Company (i) by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:  June 30, 1994                   ROBBINS & MYERS, INC.




                                    By  /s/ Daniel W. Duval
                                        -----------------------------
                                        Daniel W. Duval
Attest:                                 President and Chief Executive
                                        Officer

/s/ Joseph M. Rigot
- --------------------------
     Authorized Signature


                FORM OF REVERSE OF SECURITY

     This Security is one of a duly authorized issue of securities of the Company designated as its Senior Subordinated Extendible Reset Notes (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $50,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of June 30, 1994 between the Company and PNC Bank, Ohio, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Company promises to pay interest on the principal amount of this Security at an initial rate per annum of 5-1/2%, until and through June 30, 1998. In the event the Company exercises the Extension Option (as hereinafter defined), then on each of June 30, 1998 and on June 30, 2000, the interest rate on this Security shall be reset at the Reset Rate. Notwithstanding the foregoing, in no event shall the interest rate on this Security shall be reset at a rate below the initial interest rate. The "Reset Date" shall be the Business Day next preceding the date which is thirty-five days prior to June 30, 1998 or June 30, 2000, as the case may be.

     The Company will pay the principal amount of this Security on the Maturity Date. The "Maturity Date" shall be June 30, 1998 unless such date is extended by the Company, at its option (the "Extension Option"), for an additional three-year period ending on June 30, 2001, in which case the "Maturity Date" shall be June 30, 2001. The Company may elect to extend the maturity of all or a portion of the Securities. If the Company elects to extend the maturity of the Securities only in part, the aggregate principal amount of such Securities the maturity of which is being extended must at least equal $25,000,000. If the Company does not elect to extend the maturity of the Securities to June 30, 2001, then upon any such prior maturity, the Securities not so extended will become due and payable at 100% of principal amount, together with accrued interest.

     Notices of the Company's election to exercise the Extension Option will be mailed at least 20 days but not more than 30 days prior to June 30, 1998 to each holder of Securities to be extended at his address as it appears on the Security Register.

     Promptly, but in any event by July 15, 2000, the Company shall pay a commitment fee to each Holder of a Security outstanding as of June 30, 2000, by mailing to such Holder at his address as it appears on the Security Register, a certified bank check payable to the order of such Holder in an amount equal to 1% of the outstanding unpaid principal amount of such Security as of June 30, 2000.

     The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions,
(b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

     The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, at any time, as a whole or in part, at the election of the Company, in amounts of $1,000 or integral multiples of $1,000 at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the period set forth below:

                                      Redemption
               Period                    Price

     Issue Date through
          December 31, 1996              103.0%
     January 1, 1997 through
          December 31, 1997              101.5%

and thereafter at 100% of the principal amount, together in the case of any such redemption with accrued interest, if any, and any other fees owed with respect to such Securities, if any, to the Redemption Date, all as provided in the Indenture.

     If less than all of the Securities are to be redeemed, such portion of the Securities shall be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and appropriate.

     In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provisions are made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     Sections 1017, 1018 and 1019 of the Indenture provide that upon the occurrence of a Change of Control and following any Asset Sale or Net Worth Deficiency, as the case may be, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities at a purchase price and in accordance with the procedures set forth in the Indenture.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holder) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of Cincinnati, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     A director, officer, employee or stockholder, as such, of the Company or any other obligor on this Security shall not have any liability for any obligations of the Company or such obligor, as the case may be, under this Security or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security purchased by the Company pursuant to Section 1017, 1018 or 1019 of the Indenture, check the appropriate box:

               Section 1017 [ ]
               Section 1018 [ ]
               Section 1019 [ ]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 1017, 1018 or 1019 of the Indenture, state the amount:

                    $_________________

Date:_______________          Your
Signature:__________________________________
                                   (Sign exactly as your
                                   name appears on the
                                   other side of this
                                   Security)


Signature Guarantee:_________________________

Signature(s) must be guaranteed by a member of or a participant in the Securities
Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion
Signature Program (MSP) or the Stock Exchange
Medallion Program (SEMP) or a registered depositary as defined in the Securities
Exchange Act of 1934, as amended, if the Securities are to be issued other than to and in the name of the registered owner.

                           ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

 ____________________________
|                            |
|____________________________|


_________________________________________________________________
________________
(Please print or typewrite name and address including zip code of assignee)

_________________________________________________________________
_________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________________________________
Attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Date:_______________               Your
Signature:________________________________
                                          (Sign exactly as your
                                           name appears on the other
                                           side of this Security)


                    Signature
Guarantee:________________________________________
                                   Signature(s) must be
                                   guaranteed by a member of or
                                   a participant in the
                                   Securities Transfer Agents
                                   Medallion Program (STAMP),
                                   the New York Stock Exchange
                                   Medallion Signature Program
                                   (MSP) or the Stock Exchange
                                   Medallion Program (SEMP) or a
                                   registered depositary as
                                   defined in the Securities
                                   Exchange Act of 1934, as
                                   amended, if the Securities
                                   are to be issued other than
                                   to and in the name of the
                                   registered owner.



            TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.

                              PNC BANK, OHIO, NATIONAL
                                    ASSOCIATION,

                                             as Trustee


                                      By
/s/ William H. Bresch
- ---------------------
Assistant Vice-President                  Authorized Officer